EXHIBIT 99.7

EXECUTION VERSION

EXPORT DEVELOPMENT CANADA

UNDERWRITING AGREEMENT

November 27, 2012

To the Representatives named

in Schedule I hereto of the

Underwriters named in

Schedule II hereto

Dear Ladies and Gentlemen:

Export Development Canada (“EDC”) proposes to sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), the principal amount of its securities identified in Schedule II hereto (the “Securities”), to be issued pursuant to a Fiscal Agency Agreement (the “Fiscal Agency Agreement”) to be dated as provided in Schedule I hereto between EDC and the banking institution named therein, as Fiscal Agent (the “Fiscal Agent”). The Securities to be sold in the United States, as certified by the Underwriters in a report relating to distribution of primary allotment substantially in the form of Schedule III hereto, are referred to herein as the “Registered Securities” and all other Securities are referred to herein as the “Offshore Securities”. The Securities are direct unconditional obligations of EDC and, as such, carry the full faith and credit of Canada (“Canada”) and constitute direct unconditional obligations of and by Canada and the payment of the principal of and interest on the Securities is a charge on and payable out of the Consolidated Revenue Fund of Canada. If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives”, as used herein, shall each be deemed to refer to such firm or firms. As of 3:30 p.m. on November 27, 2012 (New York City time) (the “Time of Sale”), EDC had prepared the following information (collectively, the “Time of Sale Information”): a Preliminary Final Prospectus consisting of a preliminary prospectus supplement dated November 27, 2012 and the Basic Prospectus (as defined below) (collectively, the “Preliminary Final Prospectus”), and the Issuer Free Writing Prospectus in the form of Schedule I hereto (the “Issuer Free Writing Prospectus”).

1. Representations and Warranties. EDC represents and warrants to, and agrees with, each Underwriter that:

(a) The Time of Sale Information, at the Time of Sale and at the Closing Date (as defined below), did not and will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that EDC makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to EDC in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. The Issuer Free Writing Prospectus in the form of Schedule I hereto complies in all material respects with the requirements of the U.S. Securities Act of 1933, as amended (the “Act”).

(b) EDC has filed with the Securities and Exchange Commission (the “Commission”) one or more registration statements, which have become effective, for the registration of the Registered Securities under the Act. Such registration statements, as amended at the date of this Agreement, meet the requirements set forth in Release No. 33-6424 under the Act and comply in all other material respects with said Release. The Basic Prospectus (as defined below), as supplemented by the Preliminary Final Prospectus filed with the Commission pursuant to Rule 424(b), is the most recent prospectus relating to the Securities and the plan of distribution thereof filed by EDC with the Commission. EDC proposes to file with the Commission pursuant to Rule 424(b) under the Act a further supplement to the Basic Prospectus to include the final pricing information as set forth in the Issuer Free Writing Prospectus. Such registration statements, including the exhibits thereto, as amended at the date of this Agreement, hereinafter are called the “Registration Statement”; the prospectus included in registration statement no. 333-182717 is hereinafter called the “Basic Prospectus”; and such Basic Prospectus, as supplemented by the final prospectus supplement, in the form in which it shall be filed with the Commission pursuant to Rule 424(b) is hereinafter called the “Final Prospectus”. As used herein, the terms “Registration Statement”, “Basic Prospectus”, “Final Prospectus” and “Preliminary Final Prospectus” shall include in each case the documents, if any, incorporated by reference therein. (The terms “supplement” and “amendment” or “amend” as used herein shall include all documents deemed to be incorporated by reference in the Final Prospectus that are filed subsequent to the date of the Basic Prospectus by EDC with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

(c) As of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the Closing Date, any amendment to the Registration Statement becomes effective or is deemed to become effective under the Act, when any supplement to the Final Prospectus is first filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, will fully comply in all material respects with the provisions of the Act and the rules under the Act and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and (ii) the Final Prospectus, as amended or supplemented as of any such time, will fully comply with the provisions of the Act and the rules under the Act and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that EDC makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final

Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to EDC by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof.

(d) No authorizations, approvals, waivers or consents of any agency or official of Canada or the Province of Ontario are required to permit the execution and delivery of the Fiscal Agency Agreement and this Agreement by EDC, the issuance of the Securities and the performance by EDC of its obligations thereunder and hereunder, except for the approval of the Minister of Finance required by the Financial Administration Act of Canada (the “FA Act”) which has been obtained.

(e) The Securities, when duly executed and duly authenticated pursuant to the Fiscal Agency Agreement and upon delivery thereof and payment therefor in accordance with the provisions of this Agreement, will constitute legal, valid and binding direct unconditional obligations of EDC in accordance with their terms and, as such, will carry the full faith and credit of Canada and will constitute direct unconditional obligations of and by Canada and the payment of the principal of and interest on the Securities will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada (as defined in the FA Act).

(f) In issuing the Securities, EDC is not exceeding its borrowing limitations specified in the Export Development Act of Canada or in any resolutions relating to the issue of the Securities.

(g) Neither the execution and delivery of, nor compliance with, this Agreement or the Securities will conflict with, or constitute a breach of, or a default under, any agreement or other instrument to which EDC is a party or by which it is bound or any law or regulation applicable to it.

(h) None of EDC, Canada or any person acting on its or their behalf (other than the Underwriters, as to whom no representation or warranty is made) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Act (“Regulation S”)) with respect to the Offshore Securities.

(i) No litigation or proceedings of any kind are pending or threatened, attacking or in any manner questioning the proceedings and authority under which the Securities are to be issued or affecting the validity thereof, and no authority or proceedings for the issuance of the Securities have been repealed, revoked or rescinded in whole or in part.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, EDC agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from EDC, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto, at the purchase price of 99.836% of the principal amount (plus accrued interest, if any, from December 4, 2012), which equals the issue price less selling, management and underwriting commissions of 0.125% of the principal amount (the “Underwriting Commissions”)), and further agrees that the aggregate amount of the Underwriting Commissions may be set-off against the aggregate issue price of the Securities.

3. Delivery and Payment. Delivery of the Securities, which shall be made at the office of EDC, 150 Slater Street, Ottawa, Canada, K1A 1K3, and payment for the Securities shall be made on December 4, 2012 at 9:00 a.m. Eastern Time, which date and time may be postponed by agreement between the Underwriters and EDC or as provided in Section 10 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities will be issued in the form of one or more registered global securities (the “Global Securities”), which shall be registered in the name of Cede & Co., as the nominee of The Depository Trust Company. The Global Securities shall be substantially in the form annexed to the Fiscal Agency Agreement. Delivery of the Global Securities shall be made to the Representatives or to their order for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the issue price thereof to EDC in immediately available (same day) funds by transfer to a United States dollar account specified by EDC. The Underwriters through the Representatives shall be entitled to set-off against the payment of the issue price, the Underwriting Commissions and reimbursement for expenses referred to in Section 8 hereof.

The Global Securities shall be made available for inspection and review by the Underwriters in New York, New York, not later than 3:00 P.M. local time on the business day prior to the Closing Date. For purposes of this paragraph, “business day” shall mean a day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or obligated by law, regulation or executive order to close.

4. Listing. EDC agrees with the Underwriters to cooperate in the filing of an application to list the Securities on the Euro MTF Market, the exchange regulated market of the Luxembourg Stock Exchange (the “Stock Exchange”) prior to the Closing Date. EDC further agrees to furnish to the Stock Exchange all documents, instruments, information and undertakings and to publish all advertisements or other material that may be necessary in order to effect the listing of the Securities and to cause such listing to be continued for so long as any of the Securities remain outstanding; provided, however, that if in the opinion of EDC, the continuation of such listing shall become unduly burdensome, then EDC may, in its sole discretion, terminate the listing of the Securities on the Stock Exchange. In the event of such termination of listing, EDC shall use reasonable endeavors to seek an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, securities exchange and/or quotation system, as determined by EDC in its sole discretion, after consultation with the Representatives, provided that nothing herein shall require EDC to seek an alternative admission in listing, trading and/or quotation of the Securities on any securities exchange where it would be, as determined by EDC, impractical or unduly burdensome to do so.

5. Agreements. EDC agrees with the several Underwriters and the several Underwriters agree with EDC, as the case may be, that:

(a) Prior to the termination of the offering of the Securities, EDC will not file any amendment of the Registration Statement or supplement (including the Final

Prospectus) to the Time of Sale Information or the Basic Prospectus unless EDC has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, EDC will cause the Preliminary Final Prospectus and the Final Prospectus to be delivered to the Commission for filing pursuant to Rule 424(b) via the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) and will cause the Final Prospectus to be filed with the Commission pursuant to said Rule and EDC will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act. EDC will promptly advise the Representatives (i) when the Time of Sale Information or the Final Prospectus shall have been delivered to the Commission for filing pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Time of Sale Information or to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by EDC of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. EDC will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b) Before using or filing any Issuer Free Writing Prospectus other than the Issuer Free Writing Prospectus in the form of Schedule I hereto, EDC will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not use or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object; provided that the Representatives may not object to a filing that is required by law.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Time of Sale Information or the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Time of Sale Information or the Final Prospectus to comply with the Act or the rules thereunder, EDC promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(d) There will be made generally available to the security holders of EDC a statement of its income and retained earnings for its fiscal year commencing after the date hereof as soon as practicable after the close of such fiscal year, which shall satisfy the provisions of Section 11(a) of the Act. Such statement of income and retained earnings of EDC will be deemed to have been “made generally available to its security holders” when filed pursuant to Section 13 or 15(d) of the Exchange Act.

(e) EDC will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by the Underwriters or a dealer may be required by the Act, as many copies of any Preliminary Final Prospectus, any Issuer Free Writing Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request.

(f) EDC will arrange for the qualification of the Registered Securities for sale under the laws of such states in the United States as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Registered Securities; provided that EDC shall not be obligated to qualify as a foreign corporation in, or consent to general service of process under the laws of, any state or to meet other requirements deemed by it to be unduly burdensome provided further, that nothing herein shall require EDC to qualify the Securities in any other jurisdiction where it would be, as determined by EDC in its sole discretion after consultation with the Representatives, impractical or unduly burdensome to do so.

(g) EDC will pay (i) all expenses in connection with (A) the preparation, issue, execution and delivery of the Securities (including the fees of the Fiscal Agent), (B) the fee incurred in filing the Registration Statement (including all amendments thereto), any Issuer Free Writing Prospectus and any Time of Sale Information with the Commission and (C) any fee payable to rating services in connection with the rating of the Securities, and (ii) the cost of printing and copying the Preliminary Final Prospectus, the Final Prospectus and the documents incorporated by reference in the Time of Sale Information and the Final Prospectus in such quantities as the Underwriters may reasonably request and the cost of delivering the same to locations designated by the Underwriters and satisfactory to EDC in its reasonable judgment and (iii) all stamp duties or other like taxes and duties or value added taxes payable under the laws of the United Kingdom upon and in connection with the execution, issue and subscription of the Securities or the execution and delivery of this Agreement and the Fiscal Agency Agreement. Except as provided in Sections 8 and 9 hereof, EDC shall not be required to pay or bear any fees or expenses of the Underwriters.

(h) Each Underwriter agrees with EDC to deliver (i) an initial allotment distribution report, (ii) secondary market activity reports showing sales volumes by major market (Asia, Canada, Europe and the United States) up to and including the Closing Date and (iii) secondary market activity reports showing sales volumes by such major markets as requested by EDC from time to time. The reports specified in (i) and (ii) above will be due within one week of the Closing Date. The initial allotment distribution report and the secondary market activity reports will be in the forms set forth in Schedule III hereof.

(i) Each Underwriter agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “Free Writing Prospectus”, as defined in Rule 405 under the Act (which term includes use of any written information furnished to the Commission by EDC and not incorporated by reference into the

Registration Statement and any press release issued by EDC) other than (i) the Issuer Free Writing Prospectus in the form of Schedule I hereto or prepared pursuant to Section 5(b), or (ii) any “free writing prospectus” prepared by such Underwriter and provided to and consented to by EDC in writing (each such “free writing prospectus” referred to in this clause (ii), an “Underwriter Free Writing Prospectus”); provided that the Underwriters may use a Bloomberg term sheet in accordance with Section 5(k).

(j) Each Underwriter agrees that it has not and will not distribute any Underwriter Free Writing Prospectus referred to in Section 5(i) in a manner that will lead to the requirement to file such Underwriter Free Writing Prospectus with the Commission unless EDC has consented in advance in writing to such distribution.

(k) Each Underwriter agrees that it has not and will not, without the prior written consent of EDC, use any “free writing prospectus” that contains the final terms of the Securities unless such terms have previously been included in an Issuer Free Writing Prospectus filed or to be filed with the Commission; provided that Underwriters may use a Bloomberg term sheet that contains some or all of the information in Schedule I hereto without the consent of EDC; provided further that any Underwriter using such term sheet shall notify EDC, and provide a copy of such term sheet to EDC, prior to, or substantially concurrently with, the first use of such term sheet.

(l) Each Underwriter agrees that it is not subject to any pending proceeding under Section 8A of the Act with respect to the offering (and will promptly notify EDC if any such proceeding against it is initiated during the period that delivery of a prospectus by an Underwriter or a dealer may be required by the Act).

6. Selling Restrictions. Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, severally represents to and agrees with EDC that:

(a)(i) It has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) received by it in connection with the issue and sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to EDC; and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(b) The Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “Financial Instruments and Exchange Law”) and it and each such affiliate has not offered or sold, and will not offer or sell, directly or indirectly, any of the Securities in Japan or to or for the benefit of any person resident in Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to any resident of Japan except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law available thereunder and in compliance with any other relevant laws of Japan.

(c)(i) It has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Securities other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance; and (ii) it has not issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

(d) The Offshore Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or its possessions or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Act. Accordingly, neither it, nor any of its affiliates or any persons acting on its behalf have engaged or will engage in any directed selling efforts with respect to the Offshore Securities in violation of Regulation S, and all offers and sales of the Offshore Securities by it, any of its affiliates or any persons acting on its or their behalf have occurred or will occur in offshore transactions, as such term is defined in Regulation S.

(e) In relation to each member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of the Securities which are the subject of the offering contemplated by the Final Prospectus to the public in that Relevant Member State other than:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Representatives for any such offer; or

(iii) in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided that no such offer of the Securities shall require EDC or any Underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of the Securities” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(f) Each Underwriter, on behalf of itself and each of its affiliates that participates in the initial distribution of the Securities, represents and agrees that it has not circulated or distributed and will not circulate or distribute the Preliminary Final Prospectus, the Final Prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities, nor has it offered or sold the Securities, or made the Securities the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

(g) In addition to the provisions of Sections 6(a) through (f) above, it and each such affiliate has not offered, sold or delivered and it and they will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute the Final Prospectus, the Preliminary Final Prospectus, the Time of Sale Information, any “Free Writing Prospectus,” the Basic Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its or their knowledge and belief, result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on EDC except as contained in this Agreement. In addition, each Underwriter agrees with EDC to comply with the restrictions on offers and sales of the Securities set forth in this Section 6.

(h) Without prejudice to the provisions of Sections 6(a) through (g) above, and except for the qualification of the Securities for offer and sale and the determination of their eligibility for investment under the applicable securities laws of such jurisdictions as the Representatives may designate pursuant to Section 5(f), EDC shall not have any responsibility for, and each Underwriter severally agrees with EDC that each such Underwriter and its respective affiliates will obtain, any consent, approval or authorization required by them for the offer, sale or delivery by them of any of the Securities under the laws and regulations in force in any jurisdiction to which they are subject or in or from which they make such offer, sale or delivery of any of the Securities.

7. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of EDC contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of EDC made in any certificates pursuant to the provisions hereof, to the performance by EDC of its obligations hereunder and to the following additional conditions:

(a)(i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending, or, to the knowledge of EDC, shall be threatened by the Commission, (ii) there shall be no material adverse change in the condition (financial or otherwise) or results of operations or business or prospects of EDC from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, other than changes arising in the ordinary course of business, that in the reasonable judgment of EDC or the Representatives would prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and (iii) there shall be no material adverse change in the financial, economic or political condition of Canada from that set forth in the Registration Statement, the Time of Sale Information and the Final Prospectus, other than changes arising in the ordinary and normal course, that in the reasonable judgment of EDC or the Representatives would prevent or materially impair the marketing or enforcement of contracts for sale of the Securities and you shall have received, on the Closing Date, a certificate dated the Closing Date and signed by an officer of EDC to the effect set forth in (i) and (ii) above; and each Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Act, and the Final Prospectus shall have been timely filed with the Commission under the Act.

(b) You shall have received on the Closing Date a written opinion, dated the Closing Date, of Legal Counsel for EDC, addressed to the Underwriters to the effect that:

(i) EDC exists as a corporation created by the Parliament of Canada pursuant to the Export Development Act, and is an agent of Canada with full power and authority to conduct its business as described in the Final Prospectus; pursuant to the provisions of the FA Act, EDC is named as a Crown corporation.

(ii) The Securities have been duly authorized by all necessary corporate action of EDC and have been duly signed by the duly appointed officers of EDC and upon being duly authenticated pursuant to the Fiscal Agency Agreement, and when delivered against payment therefor in accordance with this Agreement, the Securities will constitute legal, valid and binding direct and unconditional general obligations of EDC and as such of Canada in accordance with their terms, all irrespective of any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

(iii) The Securities have been duly executed by EDC and when duly authenticated, delivered and paid for in accordance with the provisions of this Agreement will constitute securities issued on behalf of Canada with the authority of Parliament and as such the payment of the principal thereof and interest thereon will be a charge on and will be payable out of the Consolidated Revenue Fund of Canada.

(iv) No authorizations, approvals, waivers or consents of any agency or official of Canada or of the Province of Ontario are required to permit the execution and delivery of the Fiscal Agency Agreement or this Agreement, the issuance of the Securities and the performance by EDC of its respective obligations thereunder and hereunder, except for the approval of the Minister of Finance as required by the FA Act, which has been obtained.

(v) The Fiscal Agency Agreement has been duly authorized, executed and delivered by EDC, and assuming the due authorization, execution, and delivery by the Fiscal Agent, constitutes a legal, valid and binding agreement of EDC.

(vi) This Agreement has been duly authorized, executed and delivered by EDC and, assuming due authorization, execution and delivery by each of the other parties hereto, is a legal, valid and binding agreement of EDC, except as rights to indemnity hereunder may be limited under applicable law, and any amounts which may become due in accordance with the terms hereof to any Underwriter or any person who controls any Underwriter within the meaning of the Act will constitute obligations of EDC and of Canada notwithstanding any reconstruction, reorganization, amalgamation, merger, liquidation, dissolution or winding-up of EDC or any transfer, sale or other disposition of all or substantially all of the assets of EDC.

(vii) Neither the execution and delivery of the Fiscal Agency Agreement, the Securities or this Agreement, nor the consummation of the transactions therein or herein contemplated nor compliance with the terms and provisions thereof or hereof will contravene any existing law, governmental rule, regulation, directive or order of Canada or of the Province of Ontario binding on EDC.

(viii) The statements in the Preliminary Final Prospectus, when construed together with the Issuer Free Writing Prospectus, and the Final Prospectus under the captions “Description of Bonds”, “Description of the Debt Securities” and “Underwriting”, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects, subject to the qualifications therein stated.

(ix) The statements in the Preliminary Final Prospectus under the heading “Tax Matters—Canadian Federal Income Tax Consequences,” when construed together with the Issuer Free Writing Prospectus, and the statements in the Final Prospectus under the heading “Tax Matters—Canadian Federal Income Tax Consequences,” to the extent that they constitute matters of law or legal conclusion, are accurate in all material respects, subject to the qualifications therein stated.

(x) Although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, based upon participation by such counsel or counsel reporting to him in conferences (including teleconferences) attended by representatives of EDC and the Department of Finance of Canada at which the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In giving this opinion, Legal Counsel for EDC may rely on the opinion of Milbank, Tweed, Hadley & McCloy LLP as to matters of United States law.

(c) You shall have received on the Closing Date (i) a written opinion, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy LLP, United States counsel for EDC, addressed to the Underwriters, to the effect, insofar as the laws of the State of New York or the federal laws of the United States of America are concerned, (A) set forth above in paragraphs (b)(viii) and (x), (B) that the Registration Statement and the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates (except as to financial statements and financial data included therein as to which such counsel need express no opinion) complied as to form in all material respects with the Act and the rules thereunder, and (C) that the statements in the Preliminary Final Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations,” when construed together with the Issuer Free Writing Prospectus, and the statements in the Final Prospectus under the heading “Tax Matters—Certain U.S. Federal Tax Considerations” are accurate in all material respects, subject to the qualifications therein and (ii) a written letter, dated the Closing Date, of Milbank, Tweed, Hadley & McCloy, LLP, United States counsel for EDC, to the effect that although such counsel is not, except as stated above, passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Final Prospectus, as amended or supplemented, based upon participation by such counsel in conferences (including teleconferences) attended by representatives of EDC at which the contents of the Registration Statement, the Time of Sale Information and the Final Prospectus and related matters were discussed, no facts have come to such counsel’s attention which lead such counsel to believe that (A) the Registration Statement, or any amendment thereof, at the time it became effective or was deemed to be effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading, (B) the Final Prospectus, as amended or supplemented, on its issue date or on the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (C) the Time of Sale Information, at the Time of Sale contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In addition, such counsel shall state that in the opinion referred to in clause (i) above, assuming the accuracy of the representations and warranties and satisfaction of the agreements contained herein, no registration of the Offshore Securities under the Act is required for the offer, sale or issuance of the Offshore Securities in the manner contemplated by the Time of Sale Information, the Final Prospectus and this Agreement, except that such counsel need express no opinion as to when and under what circumstances the Offshore Securities may be reoffered or resold in the United States or to U.S. persons. In giving their opinion Milbank, Tweed, Hadley & McCloy LLP may rely on the opinion of Legal Counsel for EDC, as to matters of Canadian and Ontario law.

(d) The Underwriters shall have received from Davis Polk & Wardwell LLP, United States counsel for the Underwriters, and Stikeman Elliott LLP, Canadian counsel for the Underwriters, favorable opinions dated the Closing Date, as to the form and validity of the Securities and as to the proceedings and other related matters incident to the issuance and sale of the Securities, and the Underwriters shall have received from Davis Polk & Wardwell LLP a favorable opinion dated the Closing Date with respect to the Registration Statement, the Time of Sale Information and the Final Prospectus. In giving their opinion, Davis Polk & Wardwell LLP may rely on the opinion of Stikeman Elliott LLP as to matters of Canadian and Ontario law and Stikeman Elliott LLP may rely on the opinion of Legal Counsel for EDC, as to certain matters relating to the due authorization of the Securities.

(e) The representations and warranties of EDC herein shall be true and correct on the date hereof and on the Closing Date; EDC shall not have failed, on or prior to the Closing Date, to have performed all agreements and satisfied all conditions herein contained which should have been performed or satisfied by it at or prior to such time; and the Underwriters shall have received, at the time of closing, a certificate to the foregoing effect dated the Closing Date and signed by an executive officer of EDC.

(f) On or prior to the Closing Date, EDC shall have furnished to the Underwriters such further certificates and documents as they or their counsel shall reasonably request.

If any of the conditions specified in this Section 7 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to EDC in writing or by telephone or telegraph confirmed in writing.

8. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of EDC to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriters, EDC will reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) EDC agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of the Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information, the Final Prospectus, any agreed upon marketing brochure or the invitation or allotment telexes, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees, subject to the provisions of paragraph (c) below, to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them (as such expenses are incurred) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) EDC will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to EDC by or on behalf of any Underwriter through the Representatives specifically for use in connection with the preparation thereof, and (ii) any such loss, claim, damage or liability arises out of any untrue statement or omission or alleged untrue statement or omission in the Preliminary Final Prospectus if such untrue statement or omission or alleged untrue statement or omission is corrected in all material respects in an Issuer Free Writing Prospectus prepared by EDC and if, having previously been furnished by or on behalf of EDC with copies of the Issuer Free Writing Prospectus sufficiently far in advance of the time at which the public offering price of the Securities of a particular tranche was determined by EDC and the Underwriters so as to permit delivery of such Issuer Free Writing Prospectus to investors prior to such time, such Underwriter thereafter failed to send or give or otherwise convey to such person, at or prior to the Time of Sale, such Issuer Free Writing Prospectus or the information contained therein that would have corrected such defect. This indemnity agreement will be in addition to any liability which EDC may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless EDC, each of its directors, each of its officers who signs the Registration Statement, and each person who controls EDC within the meaning of the Act, to the same extent as the foregoing indemnity from EDC to each Underwriter, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with reference to written information relating to such Underwriter furnished to EDC by or on behalf of such Underwriter through the Representatives specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. EDC acknowledges for the purposes of this paragraph (b) that the statements under the heading “Underwriting” (except for the statements in the paragraph relating to certain expenses of EDC and the paragraph relating to indemnification of certain liabilities and reimbursement of certain expenses by EDC and the paragraph relating to certain intentions of EDC) in the Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Final Prospectus and the Final Prospectus, and the Underwriters confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 9. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) above, representing the indemnified parties under paragraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if it be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 9 is due in accordance with its terms but is for any reason held by a court to be unavailable from EDC or the Underwriters, as the case may be, on grounds of policy or otherwise, EDC and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which EDC and one or more of the Underwriters may be subject in such proportion so that the Underwriters are responsible for that portion represented by the percentage that the Underwriting Commissions bears to the issue price of the Securities set forth on Schedule I hereto and EDC is responsible for the balance; provided, however, that (i) in no case shall any Underwriter (except as may be provided in any separate agreement among Underwriters) be responsible for any amount in excess of the Underwriting Commissions applicable to the Securities purchased by such Underwriter hereunder and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls an Underwriter within the meaning of the Act shall have the same rights to contribution as such Underwriter, and each person who controls EDC within the meaning of the Act, each officer of EDC who shall have signed the Registration Statement and each director of EDC shall have the same rights to contribution as EDC, subject in each case to clause (i) of this paragraph (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (d).

10. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obliged severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bear to the aggregate amount of Securities set opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, and arrangements satisfactory to the remaining Underwriters and EDC for the purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability to any non-defaulting Underwriter or EDC. In the event of a default by any Underwriter as set forth in this Section 10, which shall not cause this Agreement to be terminated, either EDC or the Representatives shall have the right to postpone the Closing Date for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to EDC and any nondefaulting Underwriter for damages occasioned by its default hereunder.

11. Termination. This Agreement shall be subject to termination in the absolute discretion of EDC or the Representatives, by notice given to EDC or the Representatives, as the case may be, prior to delivery and payment for the Securities, if prior to that time, there shall have occurred such a change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which, in the reasonable judgment of the Representatives or EDC, as the case may be, is material and adverse and such changes, singly or together with any other such change, makes it, in the reasonable judgment of the Representatives or EDC, as the case may be, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Information or the Final Prospectus. Notwithstanding any such termination, the provisions of Sections 8, 9, 12 and 16 hereof shall remain in effect.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of EDC or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or EDC or any of the officers, directors or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Stabilization and Over-allotment. Any over-allotment or stabilization transaction by the Underwriters in connection with the distribution of the Securities shall be effected by them on their own behalf and not as agents of EDC, and any gain or loss arising therefrom shall be for their own account. The Underwriters acknowledge that EDC has not been authorized to issue Securities in excess of the principal amount set forth in Schedule I hereto. The Underwriters also acknowledge that EDC has not authorized the carrying out by the Underwriters of stabilization transactions other than in conformity with applicable rules, including those made pursuant to the applicable United Kingdom legislation and Regulation M promulgated by the Commission (if applicable). EDC has not issued and will not issue, without the prior consent of the Representatives, any press or other public announcement in the European Economic Area referring to the proposed issue of the Securities unless the announcement adequately discloses that stabilizing action may take place in relation to the Securities. EDC authorizes the Underwriter(s) acting as stabilizing agent(s) to make such public disclosure of the stabilization as is required under, and in accordance with, all applicable laws, regulations and rules.

14. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives or the Underwriters, will be mailed, delivered or telegraphed and confirmed to them, at the address specified in Schedule II hereto; or, if sent to EDC, will be mailed, delivered or telegraphed and confirmed to it at 150 Slater Street, Ottawa, Canada, attention of the Vice President and Treasurer.

15. No Fiduciary Relationship. EDC acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between EDC, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting as a principal and is not the agent or fiduciary of EDC, or its respective creditors, employees or any other party and (c) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and EDC has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

16. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

18. Advertisements. All advertisements of the Securities shall be published in a form or forms and manner to which EDC consents in writing prior to the date of publication. EDC may withhold its consent in its discretion regarding the use of any symbol in any such advertisement and the publication in which such advertisement is to appear.

19. Counterparts. This Agreement may be signed in any number of counterparts (including counterparts by facsimile), each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

EXPORT DEVELOPMENT CANADA

By:	/s/ Brian Laffin
Name: Brian Laffin Title: Vice-President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BNP PARIBAS SECURITIES CORP.

MORGAN STANLEY & CO. INTERNATIONAL PLC

RBC CAPITAL MARKETS, LLC

TD SECURITIES (USA) LLC

Acting severally on behalf of themselves and as Representatives of the other several Underwriters named in Schedule II to the foregoing Agreement

By: RBC CAPITAL MARKETS, LLC

By:	/s/ Jigme Shingsar
Name: Jigme Shingsar
Title: Managing Director

SCHEDULE I

Export Development Canada / Exportation et développement Canada (“EDC”)

U.S. $1,000,000,000 0.750% United States Dollar Bonds due 2017

Final Term Sheet

November 27, 2012

Issuer:	Export Development Canada / Exportation et développement Canada

Title:	0.750% United States Dollar Bonds due December 15, 2017

Format:	SEC Registered

Size:	$1,000,000,000

Trade Date:	November 27, 2012

Settlement Date:	December 4, 2012 (T+5)

Maturity Date:	December 15, 2017

Callable:	No, unless a change in the laws or regulations of Canada would require the payment by EDC of additional amounts on the bonds.

Interest Payment Dates:	June 15 and December 15

First Interest Payment Date:	June 15, 2013

Benchmark Treasury:	UST 0.75% due October 31, 2017

Benchmark Treasury Yield:	0.658%

Spread to Benchmark Treasury:	+10 bps

Yield to Maturity:	0.758%

Coupon:	0.750%, accruing from December 4, 2012

Price:	99.961%

Day Count:	30/360

Specified Currency:	United States Dollars (“$”)

Minimum Denomination:	$5,000 and increments of $5,000 in excess thereof

Listing:	Luxembourg Euro MTF Market

Status:	The bonds will carry the full faith and credit of Canada. The payment of the principal of and interest on the bonds will constitute a charge on and be payable out of the Consolidated Revenue Fund of Canada.

Governing Law:	Province of Ontario / Canada

Business Days:	New York, London, Toronto

Representatives:	BNP Paribas Securities Corp. Morgan Stanley & Co. International plc RBC Capital Markets, LLC TD Securities (USA) LLC

Co-managers:

Barclays Bank PLC

CIBC World Markets Corp.

Citigroup Global Markets Inc.

Credit Suisse Securities (Europe) Limited

Daiwa Capital Markets Europe Ltd.

Deutsche Bank Securities Inc.

Goldman Sachs International

HSBC Securities (USA) Inc.

J.P. Morgan Securities plc

Merrill Lynch, Pierce, Fenner & Smith

                       Incorporated

Mizuho International plc

RBS Securities Inc.

Skandinaviska Enskilda Banken AB (publ)

Scotia Capital (USA) Inc.

SG Americas Securities, LLC

Billing and Delivering:	RBC Capital Markets, LLC

CUSIP:	30216B DT6

ISIN:	US30216BDT61

Reference Document:	Prospectus Supplement, subject to completion, dated November 27, 2012 and Prospectus dated July 20, 2012 http://sec.gov/Archives/edgar/data/276328/000119312512481538/d444725d424b2.htm

Legends:

If and to the extent that this announcement is communicated in, or the offer of the bonds to which it relates is made in, any European Economic Area Member State that has implemented Directive (2003/71/EC) (and amendments thereto, including Directive 2010/73/EU, to the extent implemented in the Relevant Member State) (the “Prospectus Directive”), this announcement and the offer are only addressed to and directed at persons in that Member State who are qualified investors within the meaning of the Prospectus Directive (or who are other persons to whom the offer may lawfully be addressed) and must not be acted upon by other persons in that Member State.

This document does not constitute or form part of any offer or invitation to sell these bonds and is not soliciting any offer to buy these bonds in any jurisdiction where such offer or sale is not permitted. This document is, for the purposes of Article 15 of the Prospectus Directive, not a prospectus but an advertisement. This document, the prospectus supplement and the base prospectus have been prepared on the basis that all offers of bonds in any member state of the European Economic Area which has implemented the Prospective Directive (a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive, as implemented in that Relevant Member State, from the requirement to produce and publish a prospectus for offers of the bonds. Neither this document nor the prospectus supplement nor the base prospectus have been approved as a prospectus by a competent authority in any Relevant Member State and accordingly none is a prospectus for the purposes of the Prospectus Directive.

A securities rating is not a recommendation to buy, sell, or hold securities and may be subject to revision or withdrawal at any time.

This communication is intended for the sole use of the person to whom it is provided by the Issuer.

The Issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-375-6829 for RBC Capital Markets, LLC, 1-800-854-5674 for BNP Paribas Securities Corp., 1-866-718-1649 for Morgan Stanley & Co. International plc and 1-800-263-5292 for TD Securities (USA) LLC.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

SCHEDULE II

Underwriter	Address	Principal Amount of Securities to be Purchased

RBC Capital Markets, LLC	Three World Financial Center 200 Vesey Street New York, NY 10281-8098	$212,500,000

BNP Paribas Securities Corp.	787 Seventh Avenue New York, NY 10019	$212,500,000

Morgan Stanley & Co. International plc	20 Bank Street, Canary Wharf London E14 4AD	$212,500,000

TD Securities (USA) LLC	31 West 52nd Street New York, NY 10019	$212,500,000

Barclays Bank PLC	5 The North Colonnade Canary Wharf, London, E14 4BB	$10,000,000

CIBC World Markets Corp.	300 Madison Avenue, 5th Floor New York, NY 10017	$10,000,000

Citigroup Global Markets Inc.	390 Greenwich Street New York, NY 10013	$10,000,000

Credit Suisse Securities (Europe) Limited	One Cabot Square London E14 4QJ	$10,000,000

Daiwa Capital Markets Europe Limited	5 King William Street London EC4N 7AX	$10,000,000

Underwriter	Address	Principal Amount of Securities to be Purchased

Deutsche Bank Securities Inc.	60 Wall Street New York, NY 10005	$10,000,000

Goldman Sachs International	Peterborough Court, 133 Fleet Street London EC4A 2BB	$10,000,000

HSBC Securities (USA) Inc.	452 Fifth Avenue, Tower 3 New York, NY 10018	$10,000,000

J.P. Morgan Securities plc	125 London Wall London EC2Y 5AJ	$10,000,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated	50 Rockefeller Center New York, NY 10020	$10,000,000

Mizuho International plc	Bracken House, One Friday Street London EC4M9JA	$10,000,000

RBS Securities Inc.	600 Washington Boulevard Stamford, CT 06901	$10,000,000

Skandinaviska Enskilda Banken AB (publ)	245 Park Avenue, New York, NY 10167	$10,000,000

Scotia Capital (USA) Inc.	1 Liberty Plaza, 25th Floor New York, NY 10006	$10,000,000

SG Americas Securities, LLC	29, Boulevard Haussmann 75009 Paris	$10,000,000

SCHEDULE III

EXPORT DEVELOPMENT CANADA

U.S. $1,000,000,000 0.750% United States Dollar Bonds due December 15, 2017

Initial Allotment Distribution Report

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA

U.S. $1,000,000,000 0.750% United States Dollar Bonds due December 15, 2017

Initial Allotment Distribution Report (continued)

CANADA DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

JAPAN DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA

U.S. $1,000,000,000 0.750% United States Dollar Bonds due December 15, 2017

Secondary Market Distribution Report for the period from                             to

	ASIA AND AUSTRALIA (includes Japan Domestic)			NORTH AMERICA LATIN AMERICA (includes Canada Domestic)			EUROPE, MIDDLE EAST AND AFRICA			TOTAL SALES
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

EXPORT DEVELOPMENT CANADA

U.S. $1,000,000,000 0.750% United States Dollar Bonds due December 15, 2017

Secondary Market Distribution Report for the period

from                              to                              (continued)

CANADA DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate

JAPAN DOMESTIC
Type of Investor	No. of Sales	U.S. $ Amount	Order Size Range

Bank Portfolios

Central Banks

Government Funds – Central/State – Local

Individuals

Insurance Companies – Life – Casualty

Investment Managers – Bank/Trust – Others

Pension Funds – Government – Corporate

Broker/Dealers

Corporate